Exhibit 21.1

Expected Subsidiaries of Augusta SpinCo Corporation Immediately Following the Separation

The following entities are expected to be subsidiaries of SpinCo upon completion of the Separation described in the Information Statement:

Name	State or Country of Incorporation or Organization
Augusta Life Sciences Argentina	Argentina
Augusta Life Sciences Australia Pty Ltd	Australia
Augusta Life Sciences Austria GmbH	Austria
Augusta Life Sciences Belgium B.V.	Belgium
Augusta Life Sciences International B.V.	Belgium
DLD, Ltd	Bermuda
Augusta Life Sciences Brazil Ltda.	Brazil
Augusta Life Sciences SpinCo Canada ULC	Canada
GeneOhm Sciences Canada ULC	Canada
Becton Dickinson Caribe Ltd	Cayman Islands
BD Caribe Branch	Puerto Rico
Augusta Life Sciences Chile Limitada	Chile
BD Rapid Diag Products Suzhou Co Ltd	China
Augusta Life Sciences China	China
Augusta Life Sciences Colombia S.A.S.	Colombia
Augusta Life Sciences Czech Republic s.r.o.	Czech Republic
Augusta Life Sciences Denmark ApS	Denmark
Augusta Life Sciences Europe HoldCo Ltd.	Malta
Augusta Life Sciences Finland Oy	Finland

Name	State or Country of Incorporation or Organization
Augusta Life Sciences Foreign SpinCo Ltd.	Malta
Augusta Life Sciences France SAS	France
Augusta Life Sciences GmbH	Germany
Augusta Life Sciences Hong Kong Limited	Hong Kong
Augusta Life Sciences Hungary Kft.	Hungary
Oxynexis Private Limited	India
PT Augusta Life Sciences Indonesia	Indonesia
Augusta Life Sciences Research Center Ltd.	Ireland
GenCell Biosystems Ltd	Ireland
Augusta Life Sciences Israel Ltd.	Israel
Augusta Life Sciences Italy S.r.l.	Italy
Augusta Life Sciences Japan G.K.	Japan
Augusta Life Sciences Kenya	Kenya
Augusta Life Sciences Malaysia SDN. BHD.	Malaysia
Augusta Life Sciences Mexico S. de R.L. de C.V.	Mexico
Augusta Life Sciences B.V.	Netherlands
Becton Dickinson Kiestra BV	Netherlands
Augusta Life Sciences New Zealand ULC	New Zealand
Augusta Life Sciences Norway AS	Norway
Augusta Life Sciences Perú S.R.L.	Peru
Augusta Oxynexis Philippines Inc.	Philippines
Augusta Life Sciences Poland Sp. Zo.o.	Poland
Nebula Life Sciences Portugal, Lda.	Portugal
Augusta Life Sciences Korea Limited	Republic of Korea

Name	State or Country of Incorporation or Organization
Augusta Life Sciences Saudi Arabia	Saudi Arabia
Augusta Life Sciences Singapore Pte. Ltd.	Singapore
Augusta Life Sciences Singapore 2 Pte. Ltd.	Singapore
Augusta Life Sciences Taiwan	Taiwan
Augusta Life Sciences South Africa (Pty) Ltd	South Africa
Augusta Life Sciences Spain, S.L.	Spain
Cytognos Spain	Spain
Augusta Life Sciences Sweden AB	Sweden
Augusta Life Sciences SwissCo Sa rl	Switzerland
Augusta Life Sciences Switzerland GmbH	Switzerland
Augusta Life Sciences (Thailand) Co. Ltd.	Thailand
AUGUSTA YAŞAM BİLİMLERİ LİMİTED ŞİRKETİ	Turkey
Augusta Life Sciences Dubai	United Arab Emirates
Augusta Life Sciences UK Limited	United Kingdom
Sirigen II Ltd	United Kingdom
Becton Dickinson Biosciences, Systems and Reagents, Inc.	United States
Sirigen, Inc.	United States
Augusta Life Sciences US OpCo I LLC	United States
Augusta LIfe Sciences US OpCo II LLC	United States
Augusta Life Sciences US SpinCo LLC	United States
Augusta SpinCo Corporation	United States
BD Nebula US FormCo I LLC	United States
BD Nebula US FormCo II LLC	United States
Augusta Life Sciences US HoldCo I LLC	United States

Name	State or Country of Incorporation or Organization
Augusta Life Sciences US HoldCo II LLC	United States
PharMingen	United States
FlowJo LLC	United States
Scanwell Health, Inc.	United States
NAT Diagnostics, Inc.	United States
HandyLab, Inc	United States
Alverix Inc	United States
TriPath Imaging Inc	United States
Accuri Cytometer, Inc	United States
Omega Biosystems Inc	United States
Cellular Research, Inc	United States
Nirvana Sciences Inc	United States
Augusta Life Sciences Uruguay	Uruguay
Augusta Life Sciences Vietnam	Vietnam